INDEMNIFICATION AGREEEMENT

THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into on ______, 2015, by and between Nemus Bioscience, Inc., a Nevada corporation (the "Company"), and _________________ ("Indemnitee").

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Section 5 of the Company's Bylaws authorizes the Company to enter into agreements with directors and officers providing for indemnification to the fullest extent permitted by Nevada law;

WHEREAS, Section 78.752 of the Nevada Revised Statutes authorizes the Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability or expenses incurred by such person in such capacity;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations; and

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and in order to induce Indemnitee to serve or continue to serve the Company, the Company wishes to provide Indemnitee with the benefits contemplated by this Agreement including, without limitation, the indemnification of and the payment of expenses in advance of the final disposition of a potentially indemnifiable claim to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:

1.     Certain Definitions

(a)   Board: the Board of Directors of the Company.

(b)   Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

(c)   Disinterested Director: a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)   Expenses: any expense, including without limitation, attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any Proceeding relating to an Indemnifiable Event, and any expenses of establishing a right to indemnification under this Agreement.

(e)   Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer, is or was serving at the request of the Company as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is an alleged action or inaction in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

(f)    Independent Counsel: the person or body appointed in connection with Section 3.

(g)   NRS: the Nevada Revised Statutes, as amended from time to time.

(h)   Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases their beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(i)    Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, or investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, and in each case whether or not commenced prior to the date of this Agreement, that relates to an Indemnifiable Event.

(j)    Voting Securities: any securities of the Company that vote generally in the election of directors.

2.     Agreement to Indemnify.

(a)   General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in no event no later than thirty (30) days after written demand to the Company in accordance with Section 4, from and against any and all Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).

(b)   Initiation of Proceeding by Indemnitee. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or payment of expenses pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee (including, without limitation, counterclaims) against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control.

(c)   Payment of Expenses in Advance of Final Disposition. If so requested by Indemnitee, the Company shall pay any and all Expenses to Indemnitee (an "Expense Payment") within five (5) business days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments. Expense Payments shall be made without regard to Indemnitee's ability to repay the Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee shall qualify for the payment of expenses solely upon the execution and delivery to the Company of an undertaking in form and substance reasonably satisfactory to the Company providing that Indemnitee undertakes to repay the amount if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company. Payments shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of payment. Any determination made by the Independent Counsel that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Payment until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Payments shall be unsecured and no interest shall be charged thereon.

(d)   Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful (on the merits or otherwise) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For purposes of this Section 2(d) and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(e)   Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, or any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

3.     Authorization of Indemnification; Independent Counsel. The person, persons or entity (the "Independent Counsel") who shall determine whether indemnification is permissible under applicable law shall be an attorney admitted to practice in the State of Nevada, selected by Indemnitee and approved and appointed by a majority vote of a quorum consisting of Disinterested Directors. If no Disinterested Directors exist, then the Board shall select a person, persons or entity otherwise capable of acting as Independent Counsel to appoint the Independent Counsel. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee against the other in an action to determine Indemnitee's rights under this Agreement or the Company's Bylaws now or hereafter in effect relating to Proceedings for Indemnifiable Events. Such counsel, among other things, shall render a written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee is permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and any party selected to appoint Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or their engagement hereunder.

4.     Indemnification Process and Appeal.

(a)   Indemnification Payment. Indemnitee shall be entitled to indemnification and shall receive payment thereof from the Company in accordance with this Agreement as soon as practicable but in any event no later than thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification), unless the Independent Counsel has provided a written determination to the Company and Indemnitee that indemnification is not permissible under applicable law.

(b)   Suit to Enforce Rights. If (i) no determination as to whether indemnification is permissible under applicable law has been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(a), (ii) payment of indemnification pursuant to Section 4(a) is not made within thirty (30) calendar days after a determination that indemnification is permissible under applicable law, (iii) Independent Counsel determines pursuant to Section 4(a) that indemnification is not permissible under applicable law or (iv) Indemnitee has not received payment of Expenses within five (5) business days after making such a request in accordance with Section 2(c), then Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking an initial determination by the court or challenging any determination by the Independent Counsel or any aspect thereof. The Company hereby consents to service of process at the address listed in Section 17 and to appear in any such proceeding. Any determination by the Independent Counsel not challenged by Indemnitee on or before the first anniversary of the date of the Independent Counsel's determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 is non-exclusive and shall be in addition to any other remedies available to Indemnitee in law or equity.

(c)           Defense to Indemnification; Burden of Proof; Presumptions.

(i)            To the maximum extent permitted by applicable law in making a determination with respect to whether indemnification is permissible, the Independent Counsel shall presume that indemnification is permissible if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Independent Counsel of any determination contrary to that presumption.

(ii)           It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expense Payment incurred in connection with a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(iii)          In connection with any action brought pursuant to Section 4(b) as to whether Indemnitee is entitled to be indemnified hereunder, the Company must prove with clear and convincing evidence that Indemnitee is not entitled to indemnification under this Agreement.

(iv)          Neither the failure of the Independent Counsel to have made a determination prior to the commencement of such action by Indemnitee that indemnification is permissible under applicable law, nor an actual determination by the Independent Counsel that indemnification is not permissible under applicable law shall be admissible as evidence in any such action for any purpose. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(v)           For the purposes of any determination by the Independent Counsel under this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe Indemnitee's conduct was unlawful, if Indemnitee's action is based on the records or books of account of the Company or another enterprise, or on information supplied to Indemnitee by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 4(c)(v) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth under Nevada law.

5.     Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall pay such Expenses to Indemnitee in advance of final disposition on such terms and conditions as the Board deems appropriate, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for:

(a)   enforcement of this Agreement;

(b)   indemnification of Expenses or Expense Payments by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(c)   recovery under directors' or officers' liability insurance policies maintained by the Company.

6.     Notification and Defense of Proceeding.

(a)   Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding relating to an Indemnifiable Event, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to so notify the Company shall not relieve it from any liability that it may have to Indemnitee.

(b)   Defense. With respect to any Proceeding relating to an Indemnifiable Event as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in such Proceeding at its own expense and except as otherwise provided below, and, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding relating to an Indemnifiable Event, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding but all Expenses related thereto incurred after notice from the Company of its election to assume the defense shall be at Indemnitee's expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) Independent Counsel has determined that a Change in Control has occurred, or (iv) the Company shall not within thirty (30) calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company. If the Company has selected counsel to represent Indemnitee and other current and former directors and officers of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one (1) additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance. In the event separate counsel is retained by an Indemnitee pursuant to this Section 6(b), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the determination shall have been made by Indemnitee pursuant to (ii) above or by Independent Counsel pursuant to (iii) above.

(c)   Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement. The Company's liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.     Establishment of Trust. In the event of a Change in Control or a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all claims hereunder, including Expenses, reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the trust shall provide that upon a Change in Control, (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within ten (10) business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys' fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.

8.     Non-Exclusivity. The rights of Indemnitee hereunder are non-exclusive and shall be in addition to any other rights Indemnitee may have under applicable law, the Company's Articles of Incorporation, Bylaws or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation, Bylaws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' or officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10.   Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required or permitted by applicable law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

11.   Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise and no delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12.   Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.   No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

14.   Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all, substantially all, or a substantial part, of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

15.   Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

16.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable without giving effect to the principles of conflicts of laws.

17.   Notices. All notices, demands, service of process and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, mailed, postage prepaid, certified or registered mail, return receipt requested, faxed (which is confirmed) or sent by an overnight courier service, such as Federal Express, and addressed to the Company at:

Nemus Bioscience, Inc.
650 Town Center Drive, Suite 1770
Costa Mesa, CA 92626
Attn:  Chief Executive Officer

and to Indemnitee at Indemnitee's address set forth on the signature page hereto.

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

NEMUS BIOSCIENCE, INC.

By:
[Name of Executive Officer]

INDEMNITEE

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